EXHIBIT 99.1
Darden Restaurants Reports Fiscal 2021 Third Quarter Results;
Announces Team Member Investments;
Declares Quarterly Dividend;
Authorizes New $500 Million Share Repurchase Program;
And Provides Fiscal 2021 Fourth Quarter Outlook

ORLANDO, Fla., March 25, 2021 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the third quarter ended February 28, 2021.

Statement from Gene Lee, Chairman and CEO.

It is hard to believe that it has been a year since the pandemic began to significantly impact our business. The strategy we developed six years ago — focused on executing our Back-to-Basics operating philosophy and strengthening our competitive advantages — has provided a strong foundation to help us navigate this period of unprecedented change and uncertainty.

Our people are our greatest competitive advantage, which is why we have invested approximately $200 million since March 2020 in programs benefiting our team members including Paid Sick Leave, Emergency Pay, and paid time off to receive the COVID-19 vaccine. And today, I am proud to announce two additional investments. First, we are investing approximately $17 million to provide a one-time bonus for our hourly restaurant team members in recognition of their hard work and dedication.

Second, while we are proud that, on average, our hourly restaurant team members earn more than $17 per hour today, starting Monday, every hourly restaurant team member will earn at least $10 per hour, which includes tip income — increasing to $11 an hour in January 2022 and $12 an hour in January 2023. Continuing to attract and retain the best talent in the industry will be critical to our success, and this commitment further solidifies our position as the employer of choice in full-service dining.

After all we have been through, our winning strategy, combined with our team members’ resilience and passion, has allowed Darden and our brands to emerge stronger as evidenced by our solid performance this quarter. Once again we were able to deliver strong profitability in a constantly changing environment while keeping our guests and team members safe.

Third Quarter 2021 Financial Highlights, Comparisons to Third Quarter Last Year
•Total sales of $1.73 billion, a decrease of 26.1% driven by negative blended same-restaurant sales of 26.7%, partially offset by the addition of 10 net new restaurants
•Same-restaurant sales by segment:

(25.8)% for Olive Garden	(45.2)% for Fine Dining
(12.6)% for LongHorn Steakhouse	(36.9)% for Other Business
•Reported diluted net earnings per share from continuing operations were $0.98 as compared to last year's reported diluted net earnings per share of $1.90
•Reported net earnings from continuing operations were $129 million
•EBITDA of $236 million*
* See the "Non-GAAP Information" below for more details

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q3 Sales			Q3 Segment Profit
($ in millions)	2021	2020	% Change	2021	2020	% Change
Consolidated Darden	$1,733.0	$2,346.5	(26.1)%
Olive Garden	$872.0	$1,169.3	(25.4)%	$202.3	$246.7	(18.0)%
LongHorn Steakhouse	$454.3	$510.7	(11.0)%	$82.1	$104.6	(21.5)%
Fine Dining	$104.4	$188.4	(44.6)%	$16.4	$46.7	(64.9)%
Other Business	$302.3	$478.1	(36.8)%	$31.8	$69.5	(54.2)%
	YTD Sales			YTD Segment Profit
($ in millions)	2021	2020	% Change	2021	2020	% Change
Consolidated Darden	$4,916.9	$6,536.8	(24.8)%
Olive Garden	$2,489.7	$3,283.0	(24.2)%	$551.2	$665.9	(17.2)%
LongHorn Steakhouse	$1,238.4	$1,408.2	(12.1)%	$205.4	$251.0	(18.2)%
Fine Dining	$295.6	$479.4	(38.3)%	$46.6	$97.5	(52.2)%
Other Business	$893.2	$1,366.2	(34.6)%	$106.8	$181.6	(41.2)%

Business Update
Same-restaurant sales performance relative to fiscal 20191 for Darden, Olive Garden and LongHorn Steakhouse for the weeks listed below are as follows:

Weeks Ended	2/28/21	3/7/21	3/14/21	3/21/21
Darden	(15.9)%	(13.9)%	(11.1)%	5.4%
Olive Garden	(17.4)%	(15.3)%	(11.6)%	5.7%
LongHorn Steakhouse	(3.4)%	0.3%	3.8%	23.2%

Percentage of restaurants open with at least limited dining room capacity:

Weeks Ended	2/28/21	3/7/21	3/14/21	3/21/21
Darden	94%	94%	95%	99%

To Go sales as a percentage of total sales for all Olive Garden and LongHorn Steakhouse restaurants:

Weeks Ended	2/28/21	3/7/21	3/14/21	3/21/21
Olive Garden	37%	35%	35%	33%
LongHorn Steakhouse	21%	21%	21%	21%

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $0.88 per share on the Company's outstanding common stock. The dividend is payable on May 3, 2021 to shareholders of record at the close of business on April 9, 2021.

Share Repurchase Program
Darden's Board of Directors authorized a new share repurchase program under which the Company may repurchase up to $500 million of its outstanding common stock. This repurchase program does not have an expiration and replaces the previously existing share repurchase authorization.

1 Comparison to fiscal 2019 due to impact of pandemic on fiscal 2020 sales.

Fiscal 2021 Fourth Quarter Financial Outlook
The Company provided the financial outlook for the fourth quarter of fiscal 2021 as follows:
•Total sales of approximately $2.1 billion
•EBITDA between $345 to $360 million*
•Diluted net earnings per share from continuing operations of $1.60 to $1.70
•Approximately 132 million weighted average diluted shares outstanding
*See the "Non-GAAP Information" below for more details

The Company anticipates opening 33 net new restaurants and total capital spending between $285 and $295 million for the full fiscal year.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, March 25 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/40153 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-833-470-0145 and enter passcode 2954259. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the impacts of the novel coronavirus (COVID-19) pandemic on our business and the response of governments and of our Company to the outbreak, health concerns including food-related pandemics or outbreaks of flu or other viruses, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, risks relating to public policy changes and federal, state and local regulation of our business, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, intense competition, changing consumer preferences, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"), such as adjusted diluted net earnings per share from continuing operations and EBITDA. The Company's management uses these non-GAAP measures in its analysis of the Company's performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company's businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Reconciliation
$ in millions	Q3 2021
Reported Earnings from Continuing Operations	$129.2
Interest, Net	15.2
Income Tax Expense	3.1
Depreciation and Amortization	88.2
EBITDA	$235.7

Fiscal 2021 Fourth Quarter EBITDA Outlook Reconciliation
$ in millions
Net Earnings	$211	to	$223
Interest, Net	16		16
Income Tax Expense	28		31
Depreciation and Amortization	90		90
EBITDA	$345	to	$360

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/28/21	2/23/20
Olive Garden	874	870
LongHorn Steakhouse	528	522
Cheddar's Scratch Kitchen	170	169
Yard House	81	81
The Capital Grille[1]	60	60
Seasons 52	43	45
Bahama Breeze	41	42
Eddie V's	25	23
Darden Continuing Operations	1,822	1,812
[1]Includes two The Capital Burger restaurants

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/28/2021	2/23/2020	2/28/2021	2/23/2020
Sales	$1,733.0	$2,346.5	$4,916.9	$6,536.8
Costs and expenses:
Food and beverage	499.4	658.0	1,409.0	1,844.3
Restaurant labor	559.4	753.8	1,595.6	2,149.9
Restaurant expenses	336.8	396.7	958.2	1,144.7
Marketing expenses	19.2	71.6	66.8	206.6
General and administrative expenses	78.9	100.3	298.8	289.6
Depreciation and amortization	88.2	87.7	261.8	261.5
Impairments and disposal of assets, net	3.1	0.1	1.4	0.2
Total operating costs and expenses	$1,585.0	$2,068.2	$4,591.6	$5,896.8
Operating income	148.0	278.3	325.3	640.0
Interest, net	15.2	13.2	46.4	37.4
Other (income) expense, net	0.5	—	8.4	153.3
Earnings before income taxes	132.3	265.1	270.5	449.3
Income tax expense	3.1	31.8	7.1	18.8
Earnings from continuing operations	$129.2	$233.3	$263.4	$430.5
Losses from discontinued operations, net of tax benefit of $0.8, $0.7, $2.4 and $1.6 respectively	(0.5)	(1.0)	(2.6)	(2.9)
Net earnings	$128.7	$232.3	$260.8	$427.6

Basic net earnings per share:
Earnings from continuing operations	$0.99	$1.92	$2.02	$3.53
Losses from discontinued operations	—	—	(0.02)	(0.03)
Net earnings	$0.99	$1.92	$2.00	$3.50
Diluted net earnings per share:
Earnings from continuing operations	$0.98	$1.90	$2.00	$3.48
Losses from discontinued operations	—	(0.01)	(0.02)	(0.02)
Net earnings	$0.98	$1.89	$1.98	$3.46
Average number of common shares outstanding:
Basic	130.5	121.3	130.3	122.1
Diluted	132.0	122.8	131.5	123.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/28/2021	5/31/2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$993.9	$763.3
Receivables, net	44.0	49.8
Inventories	188.2	206.9
Prepaid income taxes	15.6	18.4
Prepaid expenses and other current assets	58.7	63.0
Total current assets	$1,300.4	$1,101.4
Land, buildings and equipment, net	2,813.4	2,756.9
Operating lease right-of-use assets	3,842.8	3,969.2
Goodwill	1,037.4	1,037.4
Trademarks	806.3	805.9
Other assets	295.8	275.3
Total assets	$10,096.1	$9,946.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$238.8	$249.4
Short-term debt	—	270.0
Accrued payroll	162.2	150.0
Accrued income taxes	6.4	6.2
Other accrued taxes	47.1	43.4
Unearned revenues	493.8	467.9
Other current liabilities	698.2	605.9
Total current liabilities	$1,646.5	$1,792.8
Long-term debt	929.7	928.8
Deferred income taxes	40.4	56.1
Operating lease liability - non-current	4,156.3	4,276.3
Other liabilities	747.7	560.9
Total liabilities	$7,520.6	$7,614.9
Stockholders’ equity:
Common stock and surplus	$2,271.8	$2,205.3
Retained earnings	303.0	143.5
Accumulated other comprehensive income (loss)	0.7	(17.6)
Total stockholders’ equity	$2,575.5	$2,331.2
Total liabilities and stockholders’ equity	$10,096.1	$9,946.1

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/28/2021	2/23/2020
Cash flows—operating activities
Net earnings	$260.8	$427.6
Losses from discontinued operations, net of tax	2.6	2.9
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	261.8	261.5
Stock-based compensation expense	60.0	42.6
Pension settlement charge	—	147.1
Change in current assets and liabilities and other, net	160.8	40.7
Net cash provided by operating activities of continuing operations	$746.0	$922.4
Cash flows—investing activities
Purchases of land, buildings and equipment	(177.3)	(374.5)
Proceeds from disposal of land, buildings and equipment	5.4	4.3
Cash used in business acquisitions, net of cash acquired	—	(50.1)
Purchases of capitalized software and changes in other assets, net	(9.5)	(27.1)
Net cash used in investing activities of continuing operations	$(181.4)	$(447.4)
Cash flows—financing activities
Proceeds from issuance of common stock	34.2	17.7
Dividends paid	(87.3)	(322.3)
Repurchases of common stock	(7.2)	(300.3)
Repayments of short-term debt	(270.0)	—
Principal payments on finance leases	(5.0)	(3.8)
Other, net	(0.2)	0.6
Net cash used in financing activities of continuing operations	$(335.5)	$(608.1)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	1.5	(2.5)
Net cash provided by (used in) discontinued operations	$1.5	$(2.5)

Increase (decrease) in cash and cash equivalents	230.6	(135.6)
Cash and cash equivalents - beginning of period	763.3	457.3
Cash and cash equivalents - end of period	$993.9	$321.7